Exhibit 99.1

Arlon, LLC

Consolidated Financial Statements

and Independent Auditor’s Report

December 31, 2014

Independent Auditor’s Report

Board of Directors

Arlon, LLC

Bear, Delaware

We have audited the accompanying consolidated financial statements of Arlon, LLC., which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, comprehensive income, changes in member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arlon, LLC. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, New York

April 6, 2015

Arlon, LLC

Consolidated Balance Sheet

December 31,
(in thousands)	2014
ASSETS
Current Assets:
Cash	$4,920
Trade and other receivables - net of allowance for doubtful accounts of $407	16,044
Inventories, net	8,294
Deferred income tax assets - current	1,163
Prepaid and other current assets	797
Total current assets	31,218

Property, plant and equipment, net	24,754
Goodwill	9,298
Other intangibles, net	10,472
Total assets	$75,742

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
Trade payables	$6,230
Accrued liabilities	3,986
Due to Parent	4,896
Total current liabilities	15,112

Accrued pension liability	1,794
Deferred income tax liabilities - long term	8,082
Other liabilities	1,665
Total liabilities	26,653

Commitments and Contingencies

Member's Equity:
Capital Surplus	35,019
Accumulated other comprehensive loss	(1,333)
Retained earnings	15,403
Total member's equity	49,089
Total liabilities and member's equity	$75,742

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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Arlon, LLC

Consolidated Income Statement

Year Ended December 31, 2014
(in thousands)
Sales	$103,392
Cost of sales	69,704
Gross profit	33,688
Selling, general and administrative expenses	16,632
Write-off construction in progress	17
Income from operations	17,039
Other Expense (Income)
Interest expense, net	27
Miscellaneous (income) expense	(18)
Other expense (income)	9
Income before income taxes	17,030
Income tax	6,691
Net income	$10,339

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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Arlon, LLC

Consolidated Statement of Comprehensive Income

Year Ended December 31, 2014
(in thousands)
Net income	$10,339

Other comprehensive (loss) income:
Changes in pension liability and other post-retirement benefit obligations	(828)
Tax effect of changes in pension liability and other post-retirement benefit obligations	300
Reclassification of pension expense to selling, general and administrative expenses	29
Foreign currency translation adjustments	(23)
Other comprehensive loss	(522)

Comprehensive income	$9,817

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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Arlon, LLC

Consolidated Statement of Changes in Member’s Equity

	Capital Surplus	Accumulated Other Comprehensive Loss	Retained Earnings	Total Member's Equity
(in thousands)
Balance, January 1, 2014	$35,019	$(811)	$18,101	$52,309
Changes in pension liability and other post-retirement benefit obligations	—	(499)	—	(499)
Foreign currency translation adjustments	—	(23)	—	(23)
Non-cash distribution to Parent	—	—	(13,037)	(13,037)
Net income	—	—	10,339	10,339
Balance, December 31, 2014	$35,019	$(1,333)	$15,403	$49,089

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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Arlon, LLC

Consolidated Statement of Cash Flows

Year Ended December 31, 2014
(in thousands)
Cash flows from operating activities:
Net income	$10,339
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in allowance for doubtful accounts	16
Depreciation and amortization	4,552
Write-off construction in progress	17
Straight-line rent expense accrual	59
Amortization of deferred gain on sale leaseback	(124)
Deferred income taxes	4,442
Pension expense	117
Change in operating assets and liabilities:
Trade and other receivables	(1,837)
Inventories	(1,714)
Prepaid and other current assets	(149)
Other current liabilities	1,209
Due to Parent	(4,779)
Accrued pension liability	13
Other long-term liabilities	(45)
Net cash provided by operating activities	12,116

Cash flows from investing activities:
Additions to property, plant and equipment	(3,052)
Net cash used in investing activities	(3,052)

Cash flows from financing activities:
Proceeds from short-term loan - foreign	1,495
Repayment of short-term loan - foreign	(1,495)
Repayment of advance from Parent	(5,499)
Net cash used in financing activities	(5,499)

Net change for the year	3,565
Cash at beginning of year	1,355
Cash at end of year	$4,920

Cash paid during the year for:
Interest	$27
Taxes	$1,357

Non-cash financing activities:
Non-cash distribution to Parent	$13,037

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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Arlon, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – The Company and Nature of Operations

Handy & Harman Ltd. ("HNH") is a diversified manufacturer of engineered niche industrial products. HNH owns Handy & Harman Group Ltd. ("H&H Group"), which owns Bairnco Corporation ("Bairnco"). Bairnco was the direct owner of Arlon, LLC. HNH, H&H Group and Bairnco as used herein are collectively referred to as the “Parent”.

In January 2015, Bairnco created a new wholly-owned subsidiary; Arlon Holdings, Inc. Bairnco contributed 100% of its membership interests of Arlon, LLC (“Arlon”) to Arlon Holdings, Inc. in accordance with the Stock Purchase Agreement by and among H&H Group, Bairnco and Rogers Corporation. Accordingly, the accompanying consolidated financial statements and notes thereto reflect the same financial position, results of operations and cash flows as of and for the year ended December 31, 2014 as would be reflected if Arlon Holdings, Inc. had prepared consolidated financial statements for this period.

Arlon, a Delaware limited liability company, manufactures high performance materials for the printed circuit board industry and silicone rubber-based materials. Arlon has three wholly-owned subsidiaries; Arlon MED International, LLC, a Delaware limited liability company, which directly owns Arlon Materials for Electronics Co. LTD and Arlon Material Technologies Co. LTD, both corporations organized under the laws of China. Arlon operates two divisions: Arlon Silicone Technologies and Arlon Materials for Electronics.

Arlon Silicone Technologies manufactures a broad range of silicone rubber and silicone adhesive technologies products ranging from industrial, aerospace, electronics and electrical applications to substrates for flame retardant flexible heaters, ducting, and motor coil insulation. Arlon Materials for Electronics manufactures specialty high performance laminate and prepreg materials for use in a wide variety of printed circuit board applications for two product groups: Electronic Substrates and Microwave Materials.

Arlon Electronic Substrates specializes in thermoset resin technology including polyimide, high Tg multifunctional epoxy, and low loss thermoset laminate and prepreg systems. Arlon Microwave Materials specializes in fluoropolymers (i.e. PTFE), ceramic-filled fluoropolymers, and low loss ceramic hydrocarbon thermoset laminates.

Both divisions manufacture Arlon Thermal Transfer Products which include thermally conductive adhesives, insulators, gap fillers, and greases used in thermal management applications.

Arlon’s product offerings are marketed throughout the United States and internationally. Arlon has three manufacturing facilities located in Delaware, California and Suzhou, China and a finishing center in Suzhou, China.  All references herein to “we”, “our” or the “Company” refer to Arlon together with all its subsidiaries.

Note 2 – Summary of Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Arlon and its subsidiaries. All material intercompany transactions and balances have been eliminated.

Arlon, a subsidiary of HNH at December 31, 2014, was sold to Rogers Corporation in January 2015 (See note 14). The presentation of separate financial statements by Arlon requires several consolidated balance sheet and income statement accounts attributable to Arlon to be pushed down by HNH. These accounts were maintained at the HNH consolidation level and not previously presented at the subsidiary level. The financial statements include the push down of consolidated balance sheet accounts related to goodwill, other intangibles, pension liability, medical liabilities, and accumulated other comprehensive income accounts related to foreign currency translation and changes in pension liabilities.

The consolidated income statement includes the push down of various HNH corporate allocated cost of sales and selling, general and administrative expenses totaling $3.8 million, primarily related to medical costs, audit, insurance, manufacturing process improvement, allocated pension expense and sales transaction costs incurred related to the sale of Arlon to Rogers Corporation. The costs were allocated to Arlon using allocation methods based on direct costs or invoicing, direct usage, headcount, percentage of sales, payroll costs, property values and other appropriate allocation methods. Current and deferred federal and state income taxes are included in the consolidated income statement calculated on a separate company basis as discussed in Notes 2 and 11. Arlon management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by Arlon on a stand-alone basis.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, inventories, long-lived assets, intangibles, accrued liabilities, income taxes, pension and other post-retirement benefit obligations, and contingencies and litigation. Estimates are based on historical experience, expected future cash flows and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Revenue Recognition

Revenues are recognized when title and risk of loss has passed to the customer. This condition is normally met when the product has been shipped or the service performed. An allowance is provided for estimated returns and discounts based on experience. Cash received by the Company from customers prior to shipment of goods, or otherwise not yet earned, is recorded as deferred revenue.

The Company experiences a certain degree of sales returns that varies over time, but is able to make a reasonable estimation of expected sales returns based upon history. The Company records all shipping and handling fees billed to customers as revenue, and related costs are charged principally to cost of goods sold when incurred.

Cash

Cash includes cash on hand. As of December 31, 2014, the Company had cash held in foreign banks of $4.9 million.

Trade Receivables and Allowance for Doubtful Accounts

The Company extends credit to customers based on its evaluation of the customer's financial condition. The Company does not typically require that any collateral be provided by its customers. The Company has established an allowance for accounts that are expected to be uncollectible in the future. This estimated allowance is based primarily on management's evaluation of the financial condition of the customer and historical experience. The Company monitors its trade receivables and charges to expense an amount equal to its estimate of expected credit losses. Accounts that are outstanding longer than contractual payment terms are considered past due. The Company considers a number of factors in determining its estimates, including the length of time its trade receivables are past due, the Company's previous loss history and the customer's current ability to pay its obligation. Trade receivable balances are charged off against the allowance when it is determined that the receivable will not be recovered, and payments subsequently received on such receivables are credited to recovery of accounts written-off. The Company does not typically charge interest on past due receivables.

Major Customers

There was one customer which accounted for 12% of consolidated net sales in 2014. This customer accounted for approximately 14% of accounts receivable at December 31, 2014. Although the Company believes that its overall relations with customers are good, there can be no assurance that such customers will continue to purchase from the Company. The loss of any of the Company’s major customers or a significant decrease in demand for certain products could have a material adverse effect on the Company’s business, results of operations, financial condition, or cash flows.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and trade accounts receivable. The Company maintains cash balances with foreign financial institutions. The Company’s customers can be affected by changes in competitive, economic, or other factors. Credit limits, ongoing credit valuations, and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

Inventories are evaluated for estimated excess and obsolescence based upon assumptions about future demand and market conditions and are adjusted accordingly. If actual market conditions are less favorable than those projected, future write-downs may be

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required.

Derivatives and Risks

Foreign Currency Exchange Rate Risk

The Company is subject to the risk of price fluctuations related to anticipated revenues and operating costs, firm commitments for capital expenditures and existing assets or liabilities denominated in currencies other than the U.S. dollar. The Company has not generally used derivative instruments to manage this risk.

Property, Plant and Equipment

Property, plant and equipment is recorded at historical cost. Depreciation of property, plant and equipment is provided principally on the straight line method over the estimated useful lives of the assets, which range as follows: machinery and equipment 3 – 15 years and buildings and improvements 10 – 30 years. Interest cost is capitalized for qualifying assets during the asset's acquisition period. Maintenance and repairs are charged to expense, and renewals and betterments are capitalized. Gain or loss on dispositions is recorded in operating income.

The Company uses judgment in assessing whether events, or changes in circumstances, indicate that it may not recover the carrying amount of an asset or asset group indicating the asset or asset group is impaired. Circumstances that may trigger a recoverability test include, but are not limited to: a significant adverse change in the extent or manner used or its physical condition; current-period operating or cash flow losses combined with a history of losses or a projection of future losses; a significant adverse change in legal or business climate; or a decline in market price of the long-lived assets. The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset or asset group may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. Depreciable lives may be reviewed as a result of performing a test of recoverability. No impairment losses were recognized for the year ending December 31, 2014.

Goodwill, Other Intangibles and Long-Lived Assets

Goodwill represents the difference between the purchase price and the fair value of net assets acquired in a business combination. Goodwill is reviewed annually for impairment in accordance with U.S. GAAP as of the end of the fourth quarter. The Company uses judgment in assessing whether assets may have become impaired between annual impairment tests. Circumstances that could trigger an interim impairment test include, but are not limited to: the occurrence of a significant change in circumstances, such as continuing adverse business conditions or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; or results of testing for recoverability of a significant asset group within a reporting unit.

The testing of goodwill for impairment is performed at a level referred to as a reporting unit. Goodwill is allocated to each reporting unit based on the goodwill valued in connection with each business combination consummated within each reporting unit. Two reporting units of the Company, Arlon Silicone Technologies and Arlon Materials for Electronics, have goodwill assigned to them.

Goodwill impairment testing consists of a two-step process. Step 1 of the goodwill impairment test involves comparing the fair values of the applicable reporting units with their carrying values, including goodwill. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, Step 2 of the goodwill impairment test is performed to determine the amount of impairment loss. Step 2 of the goodwill impairment test involves comparing te implied fair value of the affected reporting unit's goodwill against the carrying value of that goodwill.

Accounting Standards Update ("ASU") 2011-08 provides an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that the estimated fair value of a reporting unit is less than its carrying amount. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the two-step quantitative impairment test discussed above; otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. The ultimate outcome of the goodwill impairment review for a reporting unit should be the same whether an entity chooses to perform the qualitative assessment or proceeds directly to the two-step quantitative impairment test. The Company utilized a qualitative approach to assess its goodwill as of its most recent assessment date.

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Intangible assets with finite lives are amortized over their estimated useful lives. The Company also estimates the depreciable lives of property, plant and equipment, and reviews the assets for impairment if events, or changes in circumstances, indicate that it may not recover the carrying amount of an asset. Long-lived assets consisting of land and buildings used in previously operating businesses are carried at the lower of cost or fair value and are included primarily in other non-current assets on the consolidated balance sheet. A reduction in the carrying value of such long-lived assets used in previously operating businesses is recorded as an asset impairment charge in the consolidated income statement.

Due to/from Parent

Due to/from Parent represents the balance of amounts advanced and repaid between entities within a related party group for a variety of operating, investing and financing activities. These unsecured, non-interest bearing advances are repaid and obligations liquidated between the entities in the normal course of operating the businesses.

Income Taxes

The Company accounts for income taxes under the provisions of “Accounting for Income Taxes.” Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company and H&H file a consolidated income tax return for Federal purposes. For financial reporting purposes, the provision for Federal, state and foreign income taxes are computed on a separate company basis.

Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments are recorded as a separate component of accumulated other comprehensive (loss) income. The Company recognized $5 thousand in foreign currency transactions losses for the year ended December 31, 2014 which are reported in other expense (income) in the consolidated income statement.

Advertising Costs

Advertising costs consist of sales promotion literature, samples, cost of trade shows, and general advertising costs, and are included in selling, general and administrative expenses in the consolidated income statement. Advertising, promotion and trade show costs totaled approximately $311 thousand in 2014.

Legal Contingencies

The Company provides for legal contingencies when the liability is probable and the amount of the associated costs is reasonably estimable. The Company regularly monitors the progress of legal contingencies and revises the amounts recorded in the period in which a change in estimate occurs.

Environmental Liabilities

The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

Note 3 – New or Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, and the guidance defines a five step process to achieve this core principle. The ASU is effective for the Company's 2017 fiscal year and may be applied either (i) retrospectively to each prior reporting period presented with an election for certain specified practical expedients, or (ii) retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application, with additional disclosure requirements. The Company is evaluating the potential impact of this new guidance, but does not currently

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anticipate that the application of ASU No. 2014-09 will have a significant effect on its financial condition, results of operations or its cash flows. We have not yet determined the method by which we will adopt the standard in 2017.

Note 4 – Inventories

Inventories, net at December 31, 2014 were comprised of:

December 31, 2014
(in thousands)
Raw materials	$4,788
Work-in-process	2,823
Finished products	2,201
9,812
Reserve for obsolescence and adjustment to market value	(1,518)
Total	$8,294

Note 5 – Property, Plant and Equipment

December 31, 2014
(in thousands)
Land	$2,200
Land Improvements	81
Buildings	7,578
Leasehold Improvements	252
Machinery & Equipment	33,083
Other Equipment	2,244
Furniture & Fixtures	378
45,816
Accumulated depreciation	(21,062)
Total	$24,754

Depreciation expense for the year ended 2014 was $3.017 million.

Note 6 – Goodwill and Other Intangibles

The changes in the net carrying amount of goodwill by reporting unit for the year ended December 31, 2014 was as follows (in thousands):

Segment	Balance at January 1, 2014	Additions	Adjustments	Balance at December 31, 2014	Accumulated Impairment Losses
Silicone Technologies Division	$7,200	$—	$—	$7,200	$—
Materials for Electronics Division	2,098	—	—	2,098	—
Total	$9,298	$—	$—	$9,298	$—

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Other intangible assets as of December 31, 2014 consisted of:

(in thousands)	December 31, 2014
	Cost	Accumulated Amortization	Net	Weighted-Average Amortization Life (in Years)
Customer relationships	$20,500	$(11,150)	$9,350	6.75
Trademarks, trade names and brand names	1,830	(708)	1,122	12.26
Total	$22,330	$(11,858)	$10,472

Amortization expense totaled $1.535 million for the year ended December 31, 2014 and is reported in selling, general and administrative expenses in the consolidated income statement.

The estimated amortization expense for each of the five succeeding years and thereafter is as follows:

(in thousands)	Customer Relationships	Trademarks, Trade Names and Brand Names	Total
2015	$1,443	$92	$1,535
2016	1,443	92	1,535
2017	1,443	92	1,535
2018	1,443	92	1,535
2019	1,166	92	1,258
Thereafter	2,412	662	3,074
Total	$9,350	$1,122	$10,472

Note 7 – Short-Term Debt Obligations

Arlon’s China manufacturing subsidiary originated two working capital loans in 2014 which were repaid prior to December 31, 2014. The loans are secured by a mortgage on the land and building associated with the manufacturing facility. Interest expense on the working capital loans was $27 thousand for the year ended December 31, 2014. The terms of the working capital loans were as follows:

Origination	Loan	Interest		Date
Date	Amount	Rate	Term	Paid Off
Janauary 9, 2014	$696	3.85%	6 months	July 8, 2014
March 24, 2014	799	4.56%	1 year	September 12, 2014
	$1,495

Note 8 – Sale-Leaseback Transaction

In June 2008, the Company entered into a sale-leaseback arrangement relating to its manufacturing facility in Rancho Cucamonga, California. Under the terms of the arrangement, the Company’s manufacturing building and land, which had a carrying amount of $6.061 million, were sold for $8.5 million in cash at closing, resulting in a profit of $1.864 million after closing costs. The Company entered into a normal leaseback of the entire property under a 15-year operating lease that expires in June 2023. Based on the leaseback of the entire property, the gain on sale was deferred and is recognized as a reduction of rent expense over the term of the lease in proportion to the related gross rentals.

The lease is considered a net lease that requires monthly lease payments that increase annually by the Consumer Price Index subject to a minimum increase of 2.5% and a maximum increase of 5%. Initial monthly rent was $48 thousand and monthly rent at December 31, 2014 was $56 thousand. In addition, the lease requires the Company to pay executory costs, such as real estate taxes and

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insurance. The lease contains two, 5-year renewal options at terms that are other than a bargain renewal. The lease contains an unsecured guarantee of performance by Arlon’s parent, Bairnco. Rent expense is recognized on a straight-line basis over the term of the lease.

Straight-line rent expense for the year ended December 31, 2014 was $690 thousand reduced by the amortization of the deferred gain of $124 thousand, resulting in net rent expense of $566 thousand. At December 31, 2014, the deferred gain totaled $1.054 million and the accrued straight-line rent liability totaled $513 thousand. The deferred gain to be recognized in 2015 of $124 thousand is reported in accrued liabilities on the consolidated balance sheet. The long-term deferred gain of $930 thousand and the accrued straight-line rent liability are reported in other liabilities in the consolidated balance sheet.

The following is a schedule of future minimum lease payments by year required under the lease as of December 31, 2014:

Year	Amount
2015	$679
2016	696
2017	713
2018	731
2019	749
Thereafter	2,771
Total	$6,339

These future minimum lease payments are included in the operating lease commitments disclosed in Note 13.

Note 9 – Retirement Benefit Plans

The Company maintains a qualified pension plan and a 401(k) defined contribution benefit plan. The Company's pension and defined contribution plans are discussed below.

Qualified Pension Plan

Bairnco, Arlon’s parent company, had several pension plans, which covered substantially all of its employees. In 2006, Bairnco froze the Bairnco Corporation Retirement Plan and The Hourly Employees Pension Plan of Arlon, LLC, Microwave Materials and Silicone Technologies Divisions, Bear, Delaware (“Arlon Pension Plan”), which covers Arlon union employees, and initiated employer contributions to its 401(k) plan.

Pension benefits are based on years of service and the amount of compensation earned during the participants' employment. However, as noted above, the qualified pension benefits have been frozen for all participants.

Actuarial losses are being amortized over the average future lifetime of the participants, which is expected to be approximately 20 years. The Company believes that use of the future lifetime of the participants is appropriate because the Arlon Pension Plan is completely inactive.

The components of pension expense for the Company's benefit plan include the following:

(in thousands)	2014
Service cost	$—
Interest cost	154
Expected return on plan assets	(66)
Amortization of prior service cost	—
Amortization of actuarial loss	29
Total	$117

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The weighted-average assumptions used to develop the components of pension expense were as follows:

2014
Discount rate	4.95%
Expected return on assets	3.00%

The measurement date for plan obligations is December 31. The discount rate is the rate at which the plans’ obligations could be effectively settled and is based on high quality bond yields as of the measurement date.

Summarized below is a reconciliation of the funded status for the Company's qualified defined benefit pension plan:

(in thousands)	2014
Change in benefit obligation:
Benefit obligation at January 1	$3,268
Service cost	—
Interest cost	154
Actuarial loss	606
Participant contributions	—
Plan change	—
Benefits paid	(91)
Benefit obligation at December 31	$3,937

Change in plan assets:
Fair value of plan assets at January 1	$2,103
Actual returns on plan assets	(156)
Participant contributions	—
Benefits paid	(91)
Company contributions	287
Fair value of plan assets at December 31	2,143
Funded status	$(1,794)

Accumulated benefit obligation ("ABO") for qualified defined benefit plans:
ABO at January 1	$3,268
ABO at December 31	3,937

Amounts recognized on the consolidated balance sheet:
Current liability	—
Noncurrent liability	(1,794)
Total	$(1,794)

The weighted-average assumptions used in the valuations at December 31 were as follows:

2014
Discount rate	4.00%

The effect of a 1% increase (decrease) in health care cost trend rates on benefit expense is not significant.

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Pretax amounts included in accumulated other comprehensive loss at December 31, 2014 were as follows:

(in thousands)	2014
Prior service cost (credit)	$-
Net actuarial loss	2,021
Accumulated other comprehensive loss	$2,021

The pretax amount of actuarial losses included in accumulated other comprehensive loss at December 31, 2014 that is expected to be recognized in net periodic benefit cost in 2015 is $57 thousand for the defined benefit pension plan.

Other changes in plan assets and benefit obligations recognized in comprehensive loss are as follows:

(in thousands)	2014
Current year actuarial loss	$(828)
Amortization of actuarial loss	29
Current year prior service credit	—
Amortization of prior service cost (credit)	—
Total recognized in comprehensive loss	$(799)

The actuarial loss in 2014 occurred principally due to a decline in discount rates based on changes in corporate bond yields, an increase in participant life expectancy reflected in revised mortality assumptions, and also because the investment returns on the assets of the Arlon Pension Plan were lower than actuarial assumptions.

Benefit obligations were in excess of plan assets for the pension plan at December 31, 2014. Additional information for the plan with accumulated benefit obligations in excess of plan assets:

(in thousands)	2014
Projected benefit obligation	$3,937
Accumulated benefit obligation	3,937
Fair value of plan assets	2,143

In determining the expected long-term rate of return on plan assets, the Company evaluated input from various investment professionals. In addition, the Company considered its historical compound returns, as well as the Company's forward-looking expectations. The Company determines its actuarial assumptions for its pension benefit plan on December 31 of each year to calculate liability information as of that date and pension benefit expense for the following year. The discount rate assumption is derived from the rate of return on high-quality bonds as of December 31 of each year.

The Company's investment policy is to maximize the total rate of return with a view to long-term funding objectives of the pension plan to ensure that funds are available to meet benefit obligations when due. Pension plan assets are diversified to the extent necessary to minimize risk and to achieve an optimal balance between risk and return. There are no target allocations. The Arlon Pension Plan's assets are diversified as to type of assets, investment strategies employed and number of investment managers used. Investments may include equities, fixed income, cash equivalents, convertible securities and private investment funds. Derivatives may be used as part of the investment strategy. The Company may direct the transfer of assets between investment managers in order to rebalance the portfolio in accordance with asset allocation guidelines established by the Company.

The fair value of pension investments is defined by reference to one of three categories (Level 1, Level 2 or Level 3) based on the reliability of inputs, as such terms are defined in Note 12 - "Fair Value Measurements."

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The Arlon Pension Plan assets at December 31, 2014, by asset category, are as follows (in thousands):

Fair Value Measurements as of December 31, 2014:
	Assets (Liabilities) at Fair Value as of December 31, 2014
Asset Class	Level 1	Level 2	Level 3	Total
Equity securities:
U.S. large cap	$63	$—	$—	$63
U.S. mid-cap growth	242	—	—	242
U.S. small-cap value	120	18	—	138
International large cap value	66	—	—	66
Emerging markets growth	2	—	—	2
Equity contracts	2	15	—	17
Fixed income securities:
Corporate bonds and loans	—	335	—	335
Other types of investments:
Common trust funds (1)	—	807	—	807
Fund of funds (2)	—	275	—	275
	495	1,450	—	1,945
Shorts	(309)	(1)	—	(310)
Total	$186	$1,449	$—	$1,635
Cash and cash equivalents				508
Total pension assets				$2,143

(1)	Common trust funds are comprised of shares or units in commingled funds that are not publicly traded. The underlying assets in these funds are primarily publicly traded equity securities, fixed income securities and commodity-related securities and are valued at their net asset values ("NAV") that are calculated by the investment manager or sponsor of the fund and have daily or monthly liquidity.

(2)	Fund of funds consist of fund-of-fund LLC or commingled fund structures. The underlying assets in these funds are primarily publicly traded equity securities, fixed income securities and commodity-related securities. The LLCs are valued based on NAVs calculated by the fund and are not publicly available. In most cases, the liquidity for the LLCs is quarterly with advance notice and is subject to liquidity of the underlying funds. In some cases, there may be extended lock-up periods greater than 90 days or side-pockets for non-liquid assets.

The Company's policy is to recognize transfers in and transfers out of Level 3 as of the date of the event or change in circumstances that caused the transfer.

Changes in the Arlon Pension Plan assets for which fair value is determined using significant unobservable inputs (Level 3) were as follows during 2014 (in thousands):

Changes in Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Year Ended December 31, 2014	Corporate Bonds and Loans
Beginning balance as of January 1, 2014	$3
Transfers into Level 3	—
Transfers out of Level 3	—
Gains or losses included in changes in net assets	1
Purchases, issuances, sales and settlements
Purchases	—
Issuances	—
Sales	(4)
Settlements	—
Ending balance as of December 31, 2014	$—

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The following tables present the category, fair value, redemption frequency and redemption notice period for those assets whose fair value was estimated using the NAV per share (or its equivalents), as well as plan assets which have redemption notice periods, as of December 31, 2014 (in thousands):

Class Name	Description	Fair Value December 31, 2014	Redemption frequency	Redemption Notice Period
Fund of funds	Equity long/short hedge funds	$36	Quarterly	45 day notice
Fund of funds	Fund of fund composites	239	Daily	None
Common trust funds	Equity long/short hedge funds	393	Annually	45 day notice
Common trust funds	Event driven hedge funds	330	Monthly	90 day notice
Common trust funds	Event driven hedge funds	84	Annually	90 day notice
Separately managed fund	Separately managed fund	190	Monthly	30 day notice
Separately managed fund	Separately managed fund	440	Quarterly	45 day notice

Contributions

Employer contributions consist of funds paid from employer assets into a qualified pension trust account. The Company's funding policy is to contribute annually an amount that satisfies the minimum funding standards of the Employee Retirement Income Security Act.

The Company expects to have required minimum pension contributions for 2015, 2016, 2017, 2018, 2019 and for the five years thereafter of $286 thousand, $228 thousand, $243 thousand, $278 thousand, $305 thousand, and $980 thousand, respectively. Required future contributions are estimated based upon assumptions such as discount rates on future obligations, assumed rates of return on plan assets and legislative changes. Actual future pension costs and required funding obligations will be affected by changes in the factors and assumptions described in the previous sentence, as well as other changes such as any plan termination.

Benefit Payments

Estimated future benefit payments for the benefit plans over the next ten years are as follows (in thousands):

Years	Amount
2015	$90
2016	95
2017	103
2018	126
2019	147
2020-2024	903

401(k) Plans

Certain employees participate in a Company sponsored savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. This savings plan allows eligible employees to contribute from 1% to 75% of their income on a pretax basis. The Company presently makes a contribution to match 50% of the first 6% of the employee's contribution. The charge to expense for the Company's matching contribution amounted to $304 thousand in 2014.

Note 10 – Member’s Equity

Member’s equity consists of one class of member’s equity held by Bairnco, the sole member. The components of member’s equity consist of Bairnco’s capital surplus representing member contributions, accumulated other comprehensive loss from foreign currency translation adjustments and changes in net pension obligations and retained earnings representing cumulative net income less member distributions.

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Accumulated Other Comprehensive Loss

Changes, net of tax, in accumulated other comprehensive loss and its components follow:

(in thousands)	Foreign Currency Translation Adjustments	Changes in Net Pension Obligations, Net of Tax	Total

Balance at January 1, 2014	$316	$(1,127)	$(811)
Current period loss	(23)	(499)	$(522)
Balance at December 31, 2014	$293	$(1,626)	$(1,333)

An income tax benefit of $300 million was recorded in accumulated other comprehensive loss for 2014. A total income tax benefit of $395 million is recorded in the accumulated other comprehensive loss at December 31, 2014.

Note 11 – Income Taxes

The provision for income taxes for the year ended December 31, 2014 is as follows:

December 31,
(in thousands)	2014
Current
Federal	$191
State	755
Foreign	1,303
Total income taxes, current	2,249
Deferred
Federal	3,920
State	522
Foreign	—
Total income taxes, deferred	4,442
Total income tax expense	$6,691

The Company increased its due to parent liability and recorded a deferred income tax expense, by the amount that the H&H consolidated tax return and its portion of the consolidated deferred tax benefit, as described in Note 2, reduced their current year tax payment.

The Company has gross deferred tax assets consisting primarily of allowances on accounts receivable, inventories, pension liabilities and accrued expenses. Gross deferred tax liabilities consist primarily of basis differences in property plant and equipment and intangibles.

In June 2006, the FASB issued “Accounting for Uncertainty in Income Taxes - an Interpretation of “Accounting for Income Taxes.” “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company adopted the provisions of “Accounting for Uncertainty in Income Taxes” effective January 1, 2009 and recognized no adjustments for uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as part of the provision for income taxes. At December 31, 2014, the Company has no interest and penalties accrued on unrecognized tax benefits

The Company provides for income taxes on the undistributed earnings of non-U.S. corporate subsidiaries, except to the extent that such earnings are permanently invested outside the United States. As of December 31, 2014, $12.742 million of accumulated undistributed earnings of non-U.S. corporate subsidiaries, less $2 million distributed to Arlon, LLC in January 2015, were permanently reinvested. At existing U.S. and state statutory income tax rates, additional taxes of approximately $4.4 million would need to be provided if such earnings were remitted.

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Note 12 – Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the "exit price") in an orderly transaction between market participants at the measurement date. Fair value measurements are broken down into three levels based on the reliability of inputs as follows:

Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment ("Level 1").

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates and yield curves observable at commonly quoted intervals or current market) and contractual prices for the underlying financial instrument, as well as other relevant economic measures ("Level 2").

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date ("Level 3").

The fair value of the Company's financial instruments, such as cash, trade and other receivables, and trade payables and accrued expenses, approximate carrying value due to the short-term maturities of these assets and liabilities.

Note 13 – Commitments and Contingencies

Operating Lease Commitments

The Company leases certain facilities, equipment, and vehicles under non-cancelable operating lease arrangements. Rent expense for the Company in 2014 was $851 thousand. Future minimum operating lease and rental commitments under non-cancelable operating leases are as follows (in thousands):

Year	Amount
2015	$829
2016	759
2017	734
2018	749
2019	758
Thereafter	2,834
Total	$6,663

Environmental Matters

Certain Arlon subsidiaries have been identified as potentially responsible parties ("PRPs") under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state statutes at sites and are parties to administrative consent orders in connection with certain properties. Those subsidiaries may be subject to joint and several liabilities imposed by CERCLA on PRPs. Due to the technical and regulatory complexity of remedial activities and the difficulties attendant in identifying PRPs and allocating or determining liability among them, the subsidiaries are unable to reasonably estimate the ultimate cost of compliance with such laws.

Based upon information currently available, however, certain Arlon subsidiaries do not expect that their respective environmental costs, including the incurrence of additional fines and penalties, if any, will have a material adverse effect on them or that the resolution of these environmental matters will have a material adverse effect on the financial position, results of operations or cash flows of such subsidiaries or the Company, but there can be no such assurances. The Company anticipates that certain Arlon subsidiaries will pay any such amounts out of their respective working capital, although there is no assurance that they will have sufficient funds to pay them. In the event that certain Arlon subsidiaries are unable to fund their liabilities, claims could be made against their respective parent companies, including H&H Group and/or HNH, for payment of such liabilities.

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Other Litigation

In the ordinary course of our business, we are subject to periodic lawsuits, investigations, claims and proceedings, including, but not limited to, contractual disputes, employment, environmental, health and safety matters, as well as claims associated with our historical acquisitions and divestitures. There is insurance coverage available for many of the foregoing actions. Although we cannot predict with certainty the ultimate resolution of lawsuits, investigations, claims and proceedings asserted against us, we do not believe any currently pending legal proceeding to which we are a party will have a material adverse effect on our business, prospects, financial condition, cash flows, results of operations or liquidity.

Note 14 – Subsequent Events

The Company’s management has evaluated material subsequent events requiring recognition or disclosure through April 6, 2015, the date these consolidated financial statements were available to be issued and there were no subsequent events that needed to be recorded.

On December 18, 2014, H&H Group and Bairnco entered into a stock purchase agreement to sell all of the issued and outstanding equity interests of Arlon, a wholly-owned subsidiary of Bairnco, and its subsidiaries (other than Arlon India (Pvt) Limited) for $157.0 million in cash subject to regulatory clearances. The sale closed on January 22, 2015, subject to final net working capital and other adjustments. The operations of Arlon comprised substantially all of HNH’s former Arlon segment, which manufactures high performance materials for the printed circuit board industry and silicone rubber-based materials.